                                                                    Exhibit 14.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statement  on Form S-8 (File No.  333-108510)  of Koor  Industries  Ltd.  of our
report dated June 12, 2007, with respect to the  consolidated  balance sheets of
Koor Industries  Ltd. and  subsidiaries as of December 31, 2006 and 2005 and the related consolidated  statements of operations,  changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31,
2006, which report appears in Koor Industries  Ltd.'s Annual Report on Form 20-F
for the year ended  December 31, 2006 and to the reference to our firm under the heading "Selected Financial Data" in the Form 20-F.

/s/ Somekh Chaikin
-----------------------------------
Somekh Chaikin
Certified Public Accountants (Isr.)
Member Firm of KPMG International

Tel Aviv, Israel
June 12, 2007